Exhibit 1.1

48,000,000 American Depositary Shares

Representing

96,000,000 Class A Ordinary Shares

(par value US$0.0001 per share)

KANZHUN LIMITED

UNDERWRITING AGREEMENT

[●], 2021

                    [●], 2021

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, New York 10036

U.S.A.

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

U.S.A.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

KANZHUN LIMITED, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 48,000,000 American Depositary Shares representing 96,000,000 Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 7,200,000 American Depositary Shares representing 14,400,000 Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Additional ADSs”) if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such American Depositary Shares granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Class A ordinary shares, par value US$0.0001 per share, and the Class B ordinary shares, par value US$0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [●], 2021, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Ordinary Shares represented by the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed a registration statement on Form F-6 relating to the ADSs with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Ordinary Shares and the Class A ordinary shares, par value US$0.0001 per share, of the Company under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

[●] has agreed to reserve a portion of the ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Ordinary Shares to be sold by [●] and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    (i) Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Form 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) and at each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(c).

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the ADSs, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its subsidiaries and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company and its subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on May 21, 2021, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately following closing on the Closing Date, will be in full force and effect.

(e)    Each of the Company’s direct and indirect subsidiaries has been identified on Schedule IV-A hereto, and the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (the “Affiliated Entities”) have been identified on Schedule IV-B hereto. Each of the subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid (if due and payable pursuant to its articles of association as of the date hereof), and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims, except for the pledge under the Corporate Structure Contracts (as defined below). None of the outstanding share capital or equity interest in any subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(f)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its subsidiaries or Affiliated Entities (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the subsidiaries or the Affiliated Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g)    The description of the corporate structure of the Company and the various contracts among certain subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.4 through 10.8 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and the Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(h)    Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or for the exercise of the exclusive option and foreclosure of the pledge under the Corporate Structure Contracts, or otherwise as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor any of the Corporate Structure Contracts violates, breaches, contravenes or otherwise conflicts with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries or the Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(i)    The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries or the Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the subsidiaries or the Affiliated Entities, (ii) any statute, rule, regulation or order of any Governmental Entity, having jurisdiction over the Company or any of the subsidiaries or the Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries or any of the Affiliated Entities is a party or by which the Company or any of the subsidiaries or the Affiliated Entities is bound or to which any of the properties of the Company or any of the subsidiaries or the Affiliated Entities is subject, except for the pledge under the Corporate Structure Contracts. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract in any material respect. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(j)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(k)    The ADSs have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

(l)    This Agreement has been duly authorized, executed and delivered by the Company.

(m)    The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(n)    The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(o)    The Ordinary Shares outstanding prior to the issuance of the Ordinary Shares represented by the ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(p)    The Ordinary Shares represented by the ADSs to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights. No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other share capital of or other equity interests in the Company.

(q)    Neither the Company nor any of its subsidiaries or Affiliated Entities is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(r)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the memorandum and articles of incorporation of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or Affiliated Entities that is material to the Company and its subsidiaries and Affiliated Entities, taken as a whole, or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the ADSs.

(s)    The application of the net proceeds from the offering of ADSs, as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries or Affiliated Entities, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or Affiliated Entities, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any subsidiary or Affiliated Entity.

(t)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(u)    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries or Affiliated Entities is a party or to which any of the properties of the Company or any of its subsidiaries or Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(v)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)    The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)    The Company and its subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(y)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(z)    Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(aa)    (i) None of the Company or its subsidiaries or Affiliated Entities or its or their affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative thereof, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and Affiliated Entities and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries or Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb)    The operations of the Company and its subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)    (i) None of the Company, any of its subsidiaries or Affiliated Entities, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries or Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliated Entity, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and its subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries and Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries and Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)    The Company and its subsidiaries and Affiliated Entities have good and marketable title (in fee simple in the case of real property in applicable jurisdictions, and valid land use rights and building ownership certificates in the case of real property in the PRC) to all real property owned by them, if any, which is material to the business of the Company and its subsidiaries and Affiliated Entities taken as whole, and good and marketable title to all personal property owned by them, which is material to the business of the Company and its subsidiaries and Affiliated Entities taken as whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its subsidiaries and Affiliated Entities which are material to the business of the Company and its subsidiaries and Affiliated Entities taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff)    The Company and its subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and the expected expiration of or failure to obtain or be authorized to use any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, (i) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its subsidiaries or Affiliated Entities; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the subsidiaries’ or Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or Affiliated Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its subsidiaries or Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(gg)    No material labor dispute with the employees of the Company or any of its subsidiaries or Affiliated Entities exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(hh)    Neither the Company nor any of its subsidiaries or Affiliated Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or Affiliated Entities or, to the Company’s knowledge, any other party to any such contract or agreement.

(ii)    The Company and each of its subsidiaries and Affiliated Entities carry, or are covered by, insurance for the conduct of their respective businesses in such amounts and covering such risks as is adequate and as is customary for companies engaged in similar businesses in the PRC.

(jj)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries and Affiliated Entities possess all material licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses; (ii) neither the Company nor any of its subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iii) the Company and its subsidiaries and Affiliated Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(kk)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries and Affiliated Entities maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act upon the effectiveness of the Registration Statement; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer or principal financial officer by others within those entities; and such disclosure controls and procedures will be effective.

(ll)    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(mm)    PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(nn)    The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) any material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(oo)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Time of Sale Prospectus accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

(pp)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries or Affiliated Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or Affiliated Entities or the availability thereof or the requirements of the Company or any of its subsidiaries or Affiliated Entities for capital resources.

(qq)    The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management”, “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(rr)    Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ss)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt)    Neither the Company nor any of its subsidiaries or Affiliated Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(uu)    The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(vv)    No consent, approval, authorization or order of, or qualification with, any Governmental Entity, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ww)     The Company has not offered, or caused [●] to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xx)    The Company and each of its subsidiaries and Affiliated Entities have filed all national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and, to the knowledge of the Company, no tax deficiency has been determined adversely to the Company or any of its subsidiaries or Affiliated Entities which has had (nor does the Company nor any of its subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries or Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect.

(yy)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(zz)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(aaa)    As of the time of each sale of ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(c).

(bbb)    The Company has not distributed and, prior to the later of the Closing Date or any Option Closing Date and the completion of the distribution of the ADSs will not distribute any offering material in connection with the offering and sale of the ADSs other than any preliminary prospectus, the Prospectus, any free writing prospectuses, if any, identified in Schedule II hereto and any Written Testing-the-Waters Communications listed on Schedule III hereto.

(ccc)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries or Affiliated Entities is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder.

(ddd)    There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the ADSs and the Ordinary Shares represented thereby.

(eee)    The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the Nasdaq Global Select Market were deemed not to be in compliance with the PRC Mergers and Acquisitions Rules.

(fff)    The issuance and sale of the ADSs and the Ordinary Shares represented thereby, the listing and trading of the ADSs on the Nasdaq Global Select Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be at the Closing Date or any Option Closing Date adversely affected by the M&A Rules, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ggg)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, employees and Directed Share Participants, to the knowledge of the Company, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer, employee and Directed Share Participant, to the knowledge of the Company that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(hhh)    [Reserved.]

(iii)    Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(jjj)    No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands, Hong Kong or the PRC, or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs, (iii) the deposit with the Depositary of the Ordinary Shares represented by the ADSs by the Company against the issuance of ADRs evidencing the ADSs, (iv) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(kkk)    The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(lll)    It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of ADSs or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(mmm)    Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(nnn)    Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(ooo)    The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ppp)    Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands, Hong Kong and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(qqq)    Neither the Company nor any of its subsidiaries or Affiliated Entities nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong or the PRC, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The irrevocable and unconditional waiver and agreement of the Company contained in Section 21(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(rrr)    The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by the courts of the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 21(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 21(a)), and has the power to designate, appoint and empower, and pursuant to Section 21(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(sss)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ttt)    There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

2.    [Reserved]

3.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[●] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the ADSs to be sold hereunder, (b) [the issuance by the Company of ADSs or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which is described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus][ the issuance by the Company of ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares pursuant to the Company’s share incentive plan(s) as in effect on the date hereof and which is described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including those issued upon the exercise of options or settlement of other equity awards)], or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 6(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the ADSs are to be offered to the public initially at $US[●] per ADS (the “Public Offering Price”).

5.    Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2021, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company.

6.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a), Section 6(o) and Section 6(v) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)    The Underwriters shall have received on the Closing Date an opinion of Harney Westwood & Riegels, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)    The Underwriters shall have received on the Closing Date an opinion of Tian Yuan Law Firm, PRC counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)    The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)    [Reserved.]

(h)    [Reserved.]

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(j)    The Underwriters shall have received on the Closing Date an opinion of CM Law Firm, PRC counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k)    The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(l)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Company, the Representatives and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of ADSs, Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)    The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion and negative assurance letter Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)    an opinion of Harney Westwood & Riegels, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)    an opinion of Tian Yuan Law Firm, PRC counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)    an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)    an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;

(vii)    an opinion of CM Law Firm, PRC counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(viii)    an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(k) hereof;

(ix)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(l) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(x)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

(o)    There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the ADSs at the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(p)    The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs evidencing the ADSs to any shareholder or any third party, unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the ADSs and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(q)    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r)    The ADSs representing the ADSs shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(s)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(t)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(u)    No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(v)    No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(w)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(x)    At or prior to the Closing Date and each Option Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(y)    On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To comply with the requirements of Rule 430A, and notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the ADSs. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(i) or 7(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act prior to or on the later of the Closing Date or any Option Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e)    To furnish to the Representatives a copy of each proposed free writing prospectus (including any electronic roadshow), or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(f)    If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section 6(c)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h)    Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs.

(i)    If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (i)) and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(j)    If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (j)) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(k)    To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(l)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, or otherwise makes such reports publicly available on its or its investor relations website, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(m)    To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or Affiliated Entity; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliated Entity joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(n)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(o)    Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Restricted Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 6(m) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares, provided that no such transfer restrictions shall apply to (A) the [issuance, vesting, exercise or settlement of equity awards granted or to be granted][vesting, exercise or settlement of equity awards outstanding on the date hereof] pursuant to any employee benefit plan in effect on the date hereof and disclosed in the Prospectus, and (B) the issuances of ADSs and Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(p)    To pay, and indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Cayman Islands, Hong Kong or the PRC or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs, (iii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein.

(q)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the ADSs within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(r)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(s)    To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(t)    (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(u)    To comply with the PRC Overseas Investment and Listing Regulations in all material respects, and to use its reasonable efforts to request holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(v)    To use its best efforts to have the ADSs accepted for listing on the Nasdaq Global Select Market and maintain the listing of the ADSs on the Nasdaq Global Select Market.

(w)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the ADSs.

(x)    To use its best efforts to comply with and will use its best efforts to require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(y)    That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

(z)    That all sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes (“VAT”), and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice, pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates).

(aa)    To deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel up to a cap of US$[●] to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the Class A ordinary shares, par value US$0.0001 per share, of the Company and all costs and expenses incident to listing the ADSs on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the ADSs or Ordinary Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (x) all costs and expenses incurred in connection with any analyst presentations, “Testing-the-Waters” meetings, “road show” meetings, and any other meetings, presentations or conferences with investors or analysts with respect to the offering of ADSs, including (A) costs and expenses associated with hosting such meetings, presentations and conferences, and (B) documented travel, meal and lodging expenses of the Company and any of its representatives with the prior approval of the Company in connection with such meetings, presentations and conferences, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 8, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

9.     Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by, arise out of, or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(c);

(b)    [Reserved.]

(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the names and addresses of the Underwriters and the concession figures appearing under the heading “Underwriting” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

11.    Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless [●], each person, if any, who controls [●] within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of [●] within the meaning of Rule 405 of the Securities Act (“[●] Entities”), and each of their respective directors and officers, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, (i) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the [●] Entities.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any [●] Entity in respect of which indemnity may be sought pursuant to Section 11(a), the [●] Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the [●] Entity, shall retain counsel reasonably satisfactory to the                      Entity to represent the [●] Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the Company shall not relieve it from any liability that it may have under Section 11(a) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the [●] Entities otherwise than under Section 11(a). In any such proceeding, any [●] Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such [●] Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the [●] Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the [●] Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all [●] Entities. Any such separate firm for the [●] Entities shall be designated in writing by [●]. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the [●] Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a [●] Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the [●] Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of [●], effect any settlement of any pending or threatened proceeding in respect of which any [●] Entity is or could have been a party and indemnity could have been sought hereunder by such [●] Entity, unless such settlement (x) includes an unconditional release of the [●] Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any [●] Entity.

(c)    To the extent the indemnification provided for in Section 11(a) is unavailable to a [●] Entity or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company in lieu of indemnifying the [●] Entity thereunder, shall contribute to the amount paid or payable by the [●] Entity as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the [●] Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the [●] Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the [●] Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the [●] Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by, arises out of, or is based upon an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the [●] Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the [●] Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)    The Company and the [●] Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the [●] Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by the [●] Entities as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the [●] Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no [●] Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such [●] Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any [●] Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

12.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, The Stock Exchange of Hong Kong Limited or the London Stock Exchange (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Hong Kong, London, PRC, Cayman Islands or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the ADSs.

14.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b)    the Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, at:

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center,

2 Queens Road, Central,

Hong Kong

Attention: Equity Capital Markets

Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, N.Y. 10036, U.S.A.

Attention: Equity Syndicate Desk

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019 U.S.A.

Attention: [●]

if to the Company shall be delivered, mailed or sent to KANZHUN LIMITED, 18/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China, Attention: Yu Zhang, Chief Financial Officer.

21.    Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)    The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

22.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23.    [Reserved.]

24.    Representatives. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

25.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

KANZHUN LIMITED

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs (Asia) L.L.C.

Morgan Stanley & Co. LLC

UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Goldman Sachs (Asia) L.L.C.

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
[Goldman Sachs (Asia) L.L.C.
Morgan Stanley & Co. LLC
UBS Securities LLC]

Total:

II-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE III

Written Testing-the-Waters Communications

All written communications presented to potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

III-2

SCHEDULE IV-A

Subsidiaries

III-3

SCHEDULE IV-B

Affiliated Entities

III-4

EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 20

Goldman Sachs (Asia) L.L.C.

Morgan Stanley & Co. LLC

UBS Securities LLC

c/o Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

c/o Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, New York 10036

U.S.A.

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

U.S.A.

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. LLC and UBS Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with KANZHUN LIMITED, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (“ADSs”) representing Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift or as a result of operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, (c) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to immediate family members for the direct or indirect benefit of such family members, provided that such transfers shall not involve a disposition for value, (d) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to an entity beneficially owned and controlled by the undersigned, provided that such transfers shall not involve a disposition for value, (e) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or immediate family members of the undersigned, provided that such transfers shall not involve a disposition for value, (f) distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to limited partners, shareholders or “affiliates” (as such term is defined in the Exchange Act) of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (f), (I) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (II) no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, (g) the conversion of any outstanding securities into Ordinary Shares as described in the Prospectus, provided that such Ordinary Shares shall remain subject to the terms of this letter for the remainder of the Restricted Period, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (I) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period, and (II) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, and (i) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares pursuant to a merger, consolidation or other similar transaction or bona fide third-party tender offer made to all holders of the Company’s capital stock involving a Change of Control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by the board of directors of the Company, provided that “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving entity), provided further that in the event that such merger, consolidation, other similar transaction or tender offer is not completed, the undersigned’s ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares shall remain subject to the provisions of this letter. For purposes of this letter, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

Nothing in this letter shall be deemed to prohibit (i) any transfer of any undersigned’s ADSs, Ordinary Shares or other securities (the “Securities”) to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plan(s) or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of undersigned’s Securities pursuant to any contractual arrangement that provides for the repurchase of undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries of the Company, (iii) the exercise of any rights to acquire any undersigned’s Securities by means of cash or cashless exercises or the disposition of undersigned’s Securities to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Securities granted pursuant to the Company’s equity incentive plan(s), provided that any undersigned’s Securities received upon such exercise, exchange or conversion shall be subject to the terms of this letter, or (iv) and the issuance by the Company of ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares pursuant to the Company’s share incentive plan(s) as in effect on the date hereof and as described in the Prospectus.

[If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything herein to the contrary, if (i) the Company files an application to withdraw the Registration Statement on Form F-1 relating to the Public Offering, (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to the closing of the Public Offering, (iii) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (iv) the Restricted Period expires, whichever is the earliest, then, this letter shall automatically terminate and be of no further force or effect, and the undersigned shall be automatically released from all obligations hereunder.

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

This letter shall be governed by and construed in accordance with the internal laws of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by KANZHUN LIMITED (the “Company”) of                American Depositary Shares (the “ADSs”), representing Class A ordinary shares, $US0.0001 par value, of the Company and the lock-up letter dated             , 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated            , 20    , with respect to                ADSs.

The undersigned hereby agree[s] to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective            , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Goldman Sachs (Asia) L.L.C.
Morgan Stanley & Co. LLC
UBS Securities LLC

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Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:    Company

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FORM OF PRESS RELEASE

KANZHUN LIMITED

[Date]

KANZHUN LIMITED (the “Company”) announced today that [Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. LLC and UBS Securities LLC], the lead book-running managers in the Company’s recent public sale of                  American Depositary Shares (the “ADSs”), representing                  Class A ordinary shares, are [waiving][releasing] a lock-up restriction with respect to                  ADSs, representing                  Class A ordinary shares, held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 ,20    , and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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